CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Datametrics Corporation
Florham Park, New Jersey


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 7, 1999, relating to the consolidated financial statements of Datametrics Corporation, which is contained in this Prospectus.

We also consent to the references to us under the caption "Experts" in the Prospectus.


                                                       /s/ BDO Seidman, LLP
                                                       -------------------------
                                                       BDO Seidman, LLP





New York, New York
September 17, 1999